UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 2, 2022

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	IT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2022 Annual Meeting of Stockholders of Gartner, Inc. (the “Company”) was held on June 2, 2022. With respect to the three proposals put before the stockholders, the voting results were as follows:

Proposal 1 – Election of eleven nominees to the Company’s Board of Directors:

Name	For	Against	Abstain	Broker Non-Votes
Peter E. Bisson	69,412,650	1,078,661	14,546	4,157,493
Richard J. Bressler	65,063,852	5,344,618	97,387	4,157,493
Raul E. Cesan	69,212,859	1,195,688	97,310	4,157,493
Karen E. Dykstra	67,547,575	2,945,892	12,390	4,157,493
Diana S. Ferguson	70,213,955	278,408	13,494	4,157,493
Anne Sutherland Fuchs	63,743,321	6,749,341	13,195	4,157,493
William O. Grabe	62,336,973	8,086,121	82,763	4,157,493
Eugene A. Hall	69,311,143	1,180,032	14,682	4,157,493
Stephen G. Pagliuca	68,015,519	2,476,249	14,089	4,157,493
Eileen M. Serra	69,664,698	827,536	13,623	4,157,493
James C. Smith	64,044,720	6,377,405	83,732	4,157,493

Proposal 2 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Votes For	66,225,731
Votes Against	4,180,185
Abstentions	99,941
Broker Non-Votes	4,157,493

Proposal 3 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year:

Votes For	71,715,016
Votes Against	2,937,756
Abstentions	10,578

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: June 6, 2022	By:	/s/ Craig W. Safian

Craig W. Safian Executive Vice President and Chief Financial Officer